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                                                                   Exhibit 10.12

                                 Lease Agreement
                               Advanced BioEnergy
                         Mueller / Biegert Office Rental
                                  June 2, 2005

This is a Lease Agreement made this 2nd day of June, 2005 by and between Advanced BioEnergy (Leasee) and Mueller / Biegert Office Rental (Leasor)

This hereby notifies and indicates acceptance by the above parties of the following:

     1) The Leasor hereby rents to the Leasee, the office property at 137 N 8th Street, Geneva, NE 68361 to be occupied solely as office space by the Leasee listed above. Monthly rent during this agreement is $700 and a refundable security deposit of $700 is also required. The security deposit will be returned after the inspection of the property and payment of all outstanding bills. Leasee is responsible for all utilities.

     2) This agreement runs from the 1st day of July, 2005 up to and including the 31st day of December 2006. (18 months)

     3) Monthly rent is due on the 1st of each month. Late fees will be assessed if this policy is abused. A $15 fee will be charged on all returned checks

     4) Leasehold Improvements: The Leasor agrees to paint, install new carpet, lighting, ceiling tiles, and remodel bathrooms and interior walls as agreed upon with Leasee. The Leasor shall pay the first $5000 of actual costs of improvements and the Leasee shall pay the balance above stated amount. All improvements and costs will be agreed upon by both parties

     5) Leasee shall be responsible for its employees and guests at all times. Leasee and guests shall not allow or permit any improper or illegal conduct on the premises

     6) Leasee shall notify the Leasor promptly of any malfunctioning smoke detectors, electrical and plumbing facilities, broken windows, or presence of pests in order for the situation to be remedied. The Leasor will make Service calls if needed.

     7) The Leasor shall return the refundable security deposit or any portion thereof only after lawful termination of tenancy, receipt of the Leasee's new address, and satisfactory cleaning of the premises. The security deposit may not be used for the last month's rent.

     8) Failure to abide by the terms of any of the aforementioned provisions is a violation under this agreement.

Advanced BioEnergy

/s/ Revis L. Stephenson III                  6/2/05
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Revis L. Stephenson III, Chairman            Date

Mueller / Biegert Office Rental

/s/R.R. Mueller                              6-4-05
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Rich Mueller                                 Date